BC FORM 53-901F
Securities Act

MATERIAL CHANGE REPORT
UNDER SECTION 85(1) OF THE SECURITIES ACT (BRITISH COLUMBIA) (Form 53-901F);
SECTION 75(2) OF THE SECURITIES ACT (ONTARIO)(Form 27); AND
SECTION 73 OF THE SECURITIES ACT (Quebec)

Item 1.

Reporting Issuer(s):

AURIZON MINES LTD.
Suite 900 – 510 Burrard Street
Vancouver, BC  V6C 3A8

Item 2.

Date of Material Change:

 June 15, 2004

Item 3.

Press Release

News release issued on June 16, 2004 to the Toronto Stock Exchange, The American Stock Exchange and via CCN Matthews – Canada and U.S. wide dissemination (copy attached).

Item 4.

Summary of Material Change

Shareholders approved the implementation of a new Stock Option Plan whereby a maximum of 6,000,000 common shares of the Company not otherwise reserved for issuance in respect of options previously granted and outstanding, will be reserved, set aside and made available for issue under an Incentive Stock Option Plan, dated for reference December 17, 2003.

In addition, shareholders approved the continuation of the Company’s Shareholder Rights Plan, a copy of which is attached as an Exhibit hereto.

Item 5.

Full Description of Material Change:

Shareholders approved the implementation of a new Stock Option Plan whereby a maximum of 6,000,000 common shares of the Company not otherwise reserved for issuance in respect of options previously granted and outstanding, will be reserved, set aside and made available for issue under an Incentive Stock Option Plan, dated for reference December 17, 2003.

In addition, shareholders approved the continuation of the Company’s Shareholder Rights Plan, a copy of which is attached as an Exhibit hereto.

For further information concerning the new Stock Option Plan, or the Shareholder Rights Plan, please refer to the Company’s Management Proxy Materials filed on SEDAR under project number 00640771.

Item 6.

Reliance on Section 85 (2) of the B.C. Securities Act
and Section 75(3) of the Ontario Securities Act (Re:  Confidentiality):

N/A

Item 7.

Omitted Information:

N/A

Item 8.

Senior Contact Officers

David P. Hall, President & Chief Executive Officer
Julie A. Stokke Kemp, Corporate Secretary
Telephone:  (604) 687-6600

Aurizon Mines Ltd.
Material Change Report

Item 9.

Statement of Senior Officer

The foregoing accurately discloses the material change referred to herein.

DATED at Vancouver, B.C. this
18th day of June, 2004

“Julie A.S. Kemp”

Julie A.S. Kemp
Corporate Secretary